UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2025

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2025, LQR House Inc., a Nevada corporation (the “Company”) entered into a Supplementary Distribution Agreement (the “Supplementary Distribution Agreement”) with Of The Earth Distribution Corp., a Canadian corporation (the “Distributor”), pursuant to which the Company granted to Distributor the exclusive right to distribute, market, and sell SWOL Tequila products within Thailand and Greece until June 28, 2029. The Supplementary Distribution Agreement also amends Supplier Agreement between the Company and the Distributor, dated June 28, 2024, by providing the Distributor exclusive distribution rights to sell SWOL Tequila in all of Canada without any territorial limitations. The Supplementary Distribution Agreement does not impose any minimum purchase requirements.

The foregoing description of the Supplementary Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of President and Director

On April 2, 2025, David Lazar resigned as President and as member of the Board of Directors (the “Board”) of the Company, with such resignation becoming effective April 2, 2025 (the “Separation Date”). Mr. Lazar did not serve on any Board committees at the time of his resignation. Mr. Lazar did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Mr. Lazar’ resignation, on the Separation Date, the Board approved and the Company entered into a Separation Agreement with Mr. Lazar (the “Separation Agreement”) dated April 2, 2025, pursuant to which the Company agreed to pay Mr. Lazar $415,000 in consideration of the promises and covenants made in the Separation Agreement, and to issue 100,000 shares of the Company’s common stock, par value $0.0001 (the “Shares”). The Company issued Shares to Mr. Lazar on April 2, 2025.

As a condition to issuance of Shares under the Separation Agreement, Mr. Lazar and the Company also entered into a Lock-up Agreement dated April 2, 2025, (the “Lock-up Agreement”) pursuant to which, Mr. Lazar has agreed not to transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber any Shares of the Common Stock for one year following the date of issuance of the Shares.

The foregoing descriptions of the Separation Agreement and the Lock-up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and the Lock-up Agreement, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On April 3, 2025, the Company issued a press release announcing entering into the Supplementary Distribution Agreement with Of The Earth Distribution Corp. and resignation of Mr. David Lazar. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Supplementary Distribution Agreement, dated April 1, 2025, between LQR House Inc. and Of The Earth Distribution Corp.
10.2	Separation Agreement, dated April 2, 2025, between LQR House Inc. and David Lazar
10.3	Lock-up Agreement, dated April 2, 2025, between LQR House Inc. and David Lazar
99.1	Press release dated April 3, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: April 4, 2025	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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